As filed with the Securities and Exchange Commission on July 25, 2008
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
TRANSMETA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0402448 (I.R.S. Employer Identification No.)
2540 Mission College Blvd
Santa Clara, California 95054
(Address of Principal Executive Offices, including Zip Code)
2000 Equity Incentive Plan
2000 Employee Stock Purchase Plan
(Full Title of the Plans)
John O’Hara Horsley
Executive Vice President, General Counsel & Secretary
Transmeta Corporation
2540 Mission College Blvd
Santa Clara, CA 95054
(408) 919-3000
(Name, Address and Telephone Number of Agent For Service)
Copy to:
Mark A. Leahy, Esq.
Fenwick & West LLP
801 California Street
Mountain View, California 94041
     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered (1)	Per Share	Price	Registration Fee (6)
Common Stock, $0.00001 par value
Reserved under 2000 Equity Incentive Plan	601,069 (2)	$13.91(4)	$8,360,869.79 (4)	$328.58
Reserved under 2000 Employee Stock Purchase Plan	120,214 (3)	$11.82(5)	$1,421,350.23 (5)	$55.86
Total	721,283		$9,782,220.02	$384.44 (6)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt by the Registrant of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents shares reserved for issuance pursuant to stock options, restricted stock and stock bonuses that may be granted under the 2000 Equity Incentive Plan. These shares were reserved pursuant to the “evergreen” provision of the 2000 Equity Incentive Plan under which the number of shares reserved for issuance under the 2000 Equity Incentive Plan will be increased automatically on January 1 of each year by a number equal to 5% of the shares of Registrant’s common stock outstanding as of the immediately preceding December 31.

(3)	Represents shares reserved for issuance upon the exercise of purchase rights that may be granted under the 2000 Employee Stock Purchase Plan. These shares were reserved pursuant to the “evergreen” provision of the 2000 Employee Stock Purchase Plan under which the number of shares reserved for issuance under the 2000 Employee Stock Purchase Plan will be increased automatically on January 1 of each year by a number equal to 1% of the shares of Registrant’s common stock outstanding as of the immediately preceding December 31.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act and based upon the average of the high and low sales prices of the Registrant’s common stock reported on the NASDAQ Global Market on July 22, 2008.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act and based upon 85% the average of the high and low sales prices of the Registrant’s common stock reported on the NASDAQ Global Market on July 22, 2008. Pursuant to the 2000 Employee Stock Purchase Plan, the purchase price of a share is 85% of the fair market value of the Registrant’s common stock.

(6)	Fee calculated pursuant to Sect ion 6(b) of the Securities Act.

PART II
ITEM 8. EXHIBITS
SIGNATURES
Exhibit Index
EXHIBIT 5.01
EXHIBIT 23.02

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
     This registration statement on Form S-8 registers an aggregate of 601,069 additional shares of common stock automatically reserved for issuance pursuant to stock options, restricted stock and stock bonuses granted under the Registrant’s 2000 Equity Incentive Plan and 120,214 additional shares of common stock automatically reserved for issuance upon the exercise of purchase rights granted under the Registrant’s 2000 Employee Stock Purchase Plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on November 7, 2000 (Registration No. 333-49494), March 7, 2001 (Registration No. 333-56654), January 18, 2002 (Registration No. 333-77052), May 28, 2002 (Registration No. 333-89220), March 28, 2003 (Registration No. 333-104100), August 9, 2004 (Registration No 333-118048), May 5, 2005 (Registration No. 333-124660), January 31, 2006 (Registration No. 333-131402) and February 1, 2007 (Registration No. 333-140371).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS.

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm.

24.01	Power of Attorney (see page II-3).

II-2

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 25th day of July, 2008.

TRANSMETA CORPORATION
By:	/s/ John O’Hara Horsley
John O’Hara Horsley
Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY
          KNOW BY ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Sujan Jain and John O’Hara Horsley, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lester M. Crudele Lester M. Crudele	Chief Executive Officer, President and a Director [Principal Executive Officer]	July 25, 2008
/s/ Sujan Jain Sujan Jain	Executive Vice President and Chief Financial Officer [Principal Financial Officer and Principal Accounting Officer]	July 25, 2008
/s/ R. Hugh Barnes R. Hugh Barnes	Director	July 25, 2008
/s/ Robert V. Dickinson Robert V. Dickinson	Director	July 25, 2008
/s/ Murray A. Goldman Murray A. Goldman	Director	July 25, 2008
/s/ J. Michael Gullard J. Michael Gullard	Director	July 25, 2008
/s/ William P. Tai William P. Tai	Director	July 25, 2008
/s/ T. Peter Thomas T. Peter Thomas	Director	July 25, 2008
/s/ Rick Timmins Rick Timmins	Director	July 25, 2008

II-3

Exhibit Index
ITEM 8. EXHIBITS.

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm.

24.01	Power of Attorney (see page II-3).